Exhibit 99.1

ZENDESK ANNOUNCES FIRST QUARTER 2016 RESULTS

Highlights:

•	First quarter revenue increased 62% year-over-year to $68.5 million
•	First quarter GAAP operating loss of $26.7 million and non-GAAP operating loss of $6.8 million

SAN FRANCISCO – May 3, 2016 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for the fiscal quarter ended March 31, 2016, and released a Shareholder Letter on its Investor Relations website at https://investor.zendesk.com.

As previously mentioned, this quarter Zendesk has introduced a new approach and format for the quarterly earnings announcement and conference call. In conjunction with this earnings press release, the company has posted a detailed Shareholder Letter that provides commentary from the senior management team regarding the company’s financial and operational performance. The conference call will focus on answering questions about the results.

Results for the First Quarter 2016

Revenue was $68.5 million for the quarter ended March 31, 2016, an increase of 62% over the prior year period. GAAP net loss for the quarter ended March 31, 2016 was $27.2 million, and GAAP net loss per share was $0.30. Non-GAAP net loss was $7.3 million, and non-GAAP net loss per share was $0.08. Non-GAAP net loss excludes approximately $19.0 million in share-based compensation related expenses (including $0.8 million of employer tax related to employee stock transactions and $0.5 million of amortized share-based compensation capitalized in internal-use software) and $0.9 million of amortization of purchased intangibles. GAAP and non-GAAP net loss per share for the quarter ended March 31, 2016 were based on 90.5 million weighted average shares outstanding.

Outlook

As of May 3, 2016, Zendesk provided guidance for its expected revenue, GAAP operating loss and non-GAAP operating loss for the quarter ending June 30, 2016 and updated its guidance for the year ending December 31, 2016.

For the quarter ending June 30, 2016, Zendesk expects to report:

•	Revenue in the range of $71.0 - 73.0 million
•

GAAP operating loss of $28.0 - 29.0 million, which includes share-based compensation and related expenses of approximately $19.6 million and amortization of purchased intangibles of approximately $0.9 million

•

Non-GAAP operating loss of $7.5 - 8.5 million, which excludes share-based compensation and related expenses of approximately $19.6 million and amortization of purchased intangibles of approximately $0.9 million

•	Approximately 92.0 million weighted average shares outstanding

For the full year 2016, Zendesk expects to report:

•	Revenue in the range of $300.0 - 305.0 million
•

GAAP operating loss of $111.0 - 112.0 million, which includes share-based compensation and related expenses of approximately $80.3 million and amortization of purchased intangibles of approximately $3.7 million

•

Non-GAAP operating loss of $27.0 - 28.0 million, which excludes share-based compensation and related expenses of approximately $80.3 million and amortization of purchased intangibles of approximately $3.7 million

•	Approximately 92.6 million weighted average shares outstanding

Zendesk’s guidance for GAAP operating loss, its estimates of share-based compensation and related expenses, and its estimates of amortization of purchased intangibles assumes, among other things, the occurrence of no additional acquisitions, investments or restructurings and no further revisions to share-based compensation and related expenses.

Shareholder Letter and Conference Call Information

The detailed Shareholder Letter is available at https://investor.zendesk.com and Zendesk will host a conference call to answer questions today, May 3, 2016, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 877-201-0168, or +1 647-788-4901 (outside the U.S. and Canada). The conference ID is 85341528. A replay of the call via webcast will be available at

https://investor.zendesk.com or by dialing 855-859-2056 or +1 404-537-3406 (outside the U.S. and Canada) and entering passcode 85341528. The dial-in replay will be available until the end of day May 5, 2016. The webcast replay will be available for 12 months.

About Zendesk

Zendesk provides a customer service platform designed to bring organizations and their customers closer together. With more than 75,000 paid customer accounts, Zendesk’s products are used by organizations in 150 countries and territories to provide support in more than 40 languages. Founded in 2007 and headquartered in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia and South America. Learn more at www.zendesk.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress towards its long-term financial objectives. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its customer service platform to changing market dynamics and customer preferences or achieve increased market acceptance of its platform; (iii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) Zendesk’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; (v) Zendesk’s ability to effectively manage its growth and organizational change; (vi) the market in which Zendesk operates is intensely competitive, and Zendesk may not compete effectively; (vii) the development of the market for software as a service business software applications; (viii) Zendesk’s ability to sell its live chat software as a standalone service and more fully integrate its live chat software with its customer service platform; (ix) Zendesk’s ability to integrate We Are Cloud SAS with its existing corporate operations, to sell its analytics software as a standalone service and to integrate Zendesk’s analytics software with Zendesk’s customer service platform; (x) breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (xi) service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xii) real or perceived errors, failures, or bugs in its products; (xiii) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xiv) Zendesk’s ability to effectively expand its sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$68,459	$42,234
Cost of revenue	21,516	14,290
Gross profit	46,943	27,944
Operating expenses:
Research and development	21,597	13,259
Sales and marketing	36,172	23,403
General and administrative	15,861	10,127
Total operating expenses	73,630	46,789
Operating loss	(26,687)	(18,845)
Other expense, net	(70)	(230)
Loss before provision for income taxes	(26,757)	(19,075)
Provision for income taxes	414	93
Net loss	$(27,171)	$(19,168)

Net loss per share, basic and diluted	$(0.30)	$(0.25)
Weighted-average shares used to compute net loss per share, basic and diluted	90,519	76,338

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$217,791	$216,226
Marketable securities	36,531	29,414
Accounts receivable, net of allowance for doubtful accounts of $900 and $763 as of March 31, 2016 and December 31, 2015, respectively	24,094	26,168
Prepaid expenses and other current assets	11,984	11,423
Total current assets	290,400	283,231
Marketable securities, noncurrent	18,387	22,336
Property and equipment, net	55,543	56,540
Goodwill and intangible assets, net	56,746	57,050
Other assets	4,606	3,529
Total assets	$425,682	$422,686
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,497	$9,332
Accrued liabilities	11,626	9,742
Accrued compensation and related benefits	15,193	14,115
Deferred revenue	90,551	84,210
Total current liabilities	123,867	117,399
Deferred revenue, noncurrent	1,434	1,405
Other liabilities	10,530	10,592
Total liabilities	135,831	129,396

Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	917	905
Additional paid-in capital	531,431	511,183
Accumulated other comprehensive income (loss)	1,247	(2,225)
Accumulated deficit	(243,092)	(215,921)
Treasury stock, at cost	(652)	(652)
Total stockholders’ equity	289,851	293,290
Total liabilities and stockholders’ equity	$425,682	$422,686

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(27,171)	$(19,168)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,526	4,223
Share-based compensation	17,695	10,229
Other	403	172
Changes in operating assets and liabilities:
Accounts receivable	1,898	(635)
Prepaid expenses and other current assets	862	(793)
Other assets and liabilities	(383)	(638)
Accounts payable	(1,851)	(1,012)
Accrued liabilities	2,307	1,323
Accrued compensation and related benefits	(2,066)	(2,837)
Deferred revenue	6,369	3,941
Net cash provided by (used in) operating activities	4,589	(5,195)
Cash flows from investing activities
Purchases of property and equipment	(3,249)	(3,356)
Internal-use software development costs	(1,351)	(1,317)
Purchases of marketable securities	(20,795)	(14,801)
Proceeds from maturities of marketable securities	10,051	7,520
Proceeds from sale of marketable securities	7,604	6,141
Cash paid for the acquisition of Zopim, net of cash acquired	—	(548)
Net cash used in investing activities	(7,740)	(6,361)
Cash flows from financing activities
Proceeds from follow-on public offering, net of issuance costs	—	190,794
Proceeds from exercise of employee stock options	1,915	2,938
Taxes paid related to net share settlement of equity awards	(189)	(82)
Proceeds from employee stock purchase plan	3,144	2,468
Principal payments on debt	—	(753)
Principal payments on capital lease obligations	—	(10)
Net cash provided by financing activities	4,870	195,355
Effect of exchange rate changes on cash and cash equivalents	(154)	158
Net increase in cash and cash equivalents	1,565	183,957
Cash and cash equivalents at the beginning of period	216,226	80,265
Cash and cash equivalents at the end of period	$217,791	$264,222

Non-GAAP Results

(In thousands, except per share data)

The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended March 31,
	2016	2015
Reconciliation of gross profit and gross margin:
GAAP gross profit	$46,943	$27,944
Plus: Share-based compensation	1,633	891
Plus: Employer tax related to equity transactions	90	76
Plus: Amortization of purchased intangibles	831	347
Plus: Amortization of share-based compensation capitalized in internal-use software	458	203
Non-GAAP gross profit	$49,955	$29,461
GAAP gross margin	69%	66%
Non-GAAP adjustments	4%	4%
Non-GAAP gross margin	73%	70%

Reconciliation of operating expenses:
GAAP research and development	$21,597	$13,259
Less: Share-based compensation	(6,627)	(4,064)
Less: Employer tax related to equity transactions	(295)	(132)
Non-GAAP research and development	$14,675	$9,063
GAAP research and development as percentage of revenue	32%	31%
Non-GAAP research and development as percentage of revenue	21%	21%

GAAP sales and marketing	$36,172	$23,403
Less: Share-based compensation	(5,439)	(2,432)
Less: Employer tax related to equity transactions	(227)	(125)
Less: Amortization of purchased intangibles	(102)	(88)
Non-GAAP sales and marketing	$30,404	$20,758
GAAP sales and marketing as percentage of revenue	53%	55%
Non-GAAP sales and marketing as percentage of revenue	44%	49%

GAAP general and administrative	$15,861	$10,127
Less: Share-based compensation	(3,996)	(2,842)
Less: Employer tax related to equity transactions	(195)	(158)
Non-GAAP general and administrative	$11,670	$7,127
GAAP general and administrative as percentage of revenue	23%	24%
Non-GAAP general and administrative as percentage of revenue	17%	17%

Reconciliation of operating loss and operating margin:
GAAP operating loss	$(26,687)	$(18,845)
Plus: Share-based compensation	17,695	10,229
Plus: Employer tax related to equity transactions	807	491
Plus: Amortization of purchased intangibles	933	435
Plus: Amortization of share-based compensation capitalized in internal-use software	458	203
Non-GAAP operating loss	$(6,794)	$(7,487)
GAAP operating margin	(39)%	(45)%
Non-GAAP adjustments	29%	27%
Non-GAAP operating margin	(10)%	(18)%

Reconciliation of net loss:

	Three Months Ended March 31,
	2016	2015
GAAP net loss	$(27,171)	$(19,168)
Plus: Share-based compensation	17,695	10,229
Plus: Employer tax related to equity transactions	807	491
Plus: Amortization of purchased intangibles	933	435
Plus: Amortization of share-based compensation capitalized in internal-use software	458	203
Non-GAAP net loss	$(7,278)	$(7,810)

Reconciliation of net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.30)	$(0.25)
Non-GAAP adjustments to net loss	0.22	0.15
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.10)

Weighted-average shares used to compute net loss per share, basic and diluted	90,519	76,338

Computation of free cash flow:
Net cash provided by (used in) operating activities	$4,589	$(5,195)
Less: purchases of property and equipment	(3,249)	(3,356)
Less: internal-use software development costs	(1,351)	(1,317)
Free cash flow	$(11)	$(9,868)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, non-GAAP weighted-average shares used to compute net loss per share, basic and diluted, and free cash flow.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles and Acquisition Related Expenses: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Zendesk views acquisition related expenses as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, less purchases of property and equipment and internal-use software development costs. Zendesk uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation expense, amortization of share-based compensation capitalized in internal-use software, amortization of purchased intangibles, transaction costs related to acquisitions, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure, it provides, when determinable without unreasonable effort, a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When such reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts for its customer service platform and live chat software, dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, and the percentage of its monthly recurring revenue originating from customers with more than 100 agents.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of the number of accounts on its customer service platform, exclusive of its Starter plan, free trials or other free services, and the number of accounts using its live chat software, exclusive of free trials or other free services, each as of the end of the period and as identified by a unique account identifier. Use of Zendesk’s customer service platform and live chat software requires separate subscriptions and each of these accounts are treated as a separate paid customer account.  Existing customers may also expand their utilization of our customer service platform or live chat software by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk’s customer service platform and live chat software to service separate subsidiaries, divisions, or work processes. Each of these accounts is also treated as a separate paid customer account.  Zendesk does not currently incorporate accounts using its analytics software into the determination of the number of paid customer accounts.  Accounts that subscribe to Zendesk’s Essential plan are included in the determination of the number of paid customer accounts.

Zendesk’s dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plan, and the purchase of additional features on Zendesk’s customer service platform, such as voice subscriptions, as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s dollar-based net expansion rate is based upon monthly recurring revenue for a set of paid customer accounts on its customer service platform and live chat software. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any one-time discounts or any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate monthly recurring revenue of the paid customer accounts on Zendesk’s customer service platform and live chat software as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate monthly recurring revenue of the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that we identify involving the transfer of agents between paid customer accounts, consolidation of customer accounts, or the split of a single paid customer account into multiple paid customer accounts.  In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that is used to determine the base revenue.  Giving effect to this consolidation results in Zendesk’s dollar-based net expansion rate being calculated across approximately 66,500 customers, as compared to the approximately 75,600 total paid customer accounts as of March 31, 2016. To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts on its customer service platform or live chat software and paid customer accounts associated with reseller and other similar channel arrangements.

Starting in the quarter ended March 31, 2016, Zendesk began incorporating operating metrics associated with its live chat software into its dollar-based net expansion rate. Zendesk does not currently incorporate operating metrics associated with its analytics software into its measurement of dollar-based net expansion rate.

For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports as filed with the Securities and Exchange Commission.

Zendesk calculates its monthly recurring revenue represented by its churned customers on an annualized basis by dividing base revenue associated with paid customer accounts on Zendesk’s customer service platform that churn, either by termination of the subscription or failure to renew, during the annual period being measured, by Zendesk’s base revenue. Zendesk’s monthly recurring revenue represented by its churned customers excludes expansion or contraction associated with paid customer accounts on Zendesk’s customer service platform and the effect of upgrades or downgrades in subscription plan. The monthly recurring revenue represented by its churned customers is adjusted to exclude paid customer accounts that churned from the customer base used that share common corporate information with customer accounts that did not churn from the customer base during the annual period being measured. While not material, Zendesk believes the failure to make this adjustment could otherwise skew the monthly recurring revenue represented by its churned customers as a result of customers that maintain multiple paid customer accounts on its customer service platform.

Zendesk’s percentage of monthly recurring revenue that is generated by customers with 100 or more agents is determined by dividing the monthly recurring revenue for paid customer accounts with more than 100 agents on its customer service platform as of the measurement date by the monthly recurring revenue for all paid customer accounts on its customer service platform as of the measurement date. Zendesk determines the customers with 100 or more agents as of the measurement date based on the number of activated agents at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information.

Zendesk determines the annualized value of a contract by annualizing the monthly recurring revenue for such contract.

Zendesk does not currently incorporate operating metrics associated with its live chat software or its analytics software into its measurement of monthly recurring revenue represented by its churned customers or percentage of monthly recurring revenue that is generated by customers with 100 or more agents.

Zendesk’s freemium plans include its Starter plan for its customer service platform, its Lite plan for its live chat software, and its Inbox service for facilitating and simplifying email collaboration on group email aliases. Zendesk believes these services provide exposure to its brand and establish a relationship that can facilitate further adoption of its customer service platform and live chat software as organizations grow in size and their service needs grow more complex. A customer account on Zendesk’s freemium plans is considered active based on whether functionality of the service has been utilized within the 90-day period preceding the measurement date. A single consolidated organization or customer may have multiple freemium customer accounts across each of Zendesk’s customer service platform, live chat software, Inbox service. Each of these accounts is treated as a separate customer account on our freemium products.

Source: Zendesk, Inc.

Contact:

Zendesk, Inc.

Investor Contact:

Marc Cabi, +1 415-852-3877

ir@zendesk.com

or

Media Contact:

Matt Hicks, +1 415-529-5606

press@zendesk.com